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                                                                EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-1 of our reports dated August 23, 1996, except for certain information in Note 8 for which the date is January 7, 1997, on our audits of the financial statements of Personalized Programming, Inc., dated August 28, 1996, except for certain information in Note 10 for which the date is January 7, 1997, on our audits of Systems Plus, Inc. and Systems Plus Distribution, Inc., dated August 28, 1996, except for certain information in Note 8 for which the date is January 7, 1997, on our audits of RTI Business Systems, Inc., dated August 30, 1996, except for certain information in Note 7 for which the date is January 7, 1997, on our audits of Systems Management, Inc., dated September 1, 1996, on our audits of Medical Manager Division of Medix, Inc., dated September 10, 1996, except for certain information in Note 11 for which the dates are December 26, 1996, and January 7, 1997, on our audits of National Medical Systems, Inc., dated September 10, 1996, on our audit of GBP with Excellence, Inc., and dated January 16, 1997, on our audit of Medical Manager Corporation. We also consent to the reference to our firm under the caption "Experts".

                                        COOPERS & LYBRAND L.L.P.


Tampa, Florida
January 22, 1997